CONFORMED

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

TBC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11579	20-1888610

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

7111 Fairway Drive, Suite 201, Palm Beach Gardens, Florida	33418

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 227-0955

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

1 of 5 pages

Item 2.02. Results of Operations and Financial Condition.

     The Company issued a press release on July 25, 2005, which discussed the restatement described in Item 4.02 below, reiterated its second quarter 2005 earnings guidance and reported its second quarter 2005 same store sales increased by 4.1%. The press release is included as Exhibit 99.1 to this Form 8-K.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

     On July 21, 2005, the Audit Committee and the Board of Directors of TBC Corporation (the “Company”) concluded that its financial statements for 2000 – 2004 and the first quarter of 2005 should no longer be relied upon. The Company will be restating its December 31, 2002 through March 31, 2005 financial statements to correct certain errors related to accounting for leases. The Company intends to amend its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the period ended March 31, 2005 to reflect the restatement. The Company has discussed this restatement with its independent registered public accountant. The Company does not believe the impact of correcting the previously issued financial statements would be material with respect to any year or quarter. However, because the cumulative effect of such change, if recorded in the second quarter of 2005, would be material to that period, the Company believes that a restatement of prior year statements is appropriate. A brief description of the facts underlying the Company’s conclusion is included in the press release included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TBC CORPORATION
July 25, 2005	By	/s/ Thomas W. Garvey
Thomas W. Garvey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

		Located at
99.	Additional Exhibits.	Numbered Page
99.1	TBC Corporation Press Release dated July 25, 2005.	4